Registration No. 333-160665
Registration No. 333-118055
Registration No. 333-116896
Registration No. 333-116894
Registration No. 333-58832
Registration No. 333-58836
Registration No. 333-58840

As filed with the Securities and Exchange Commission on January 22, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160665
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118055
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116896
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116894
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-58832
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-58836
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-58840

FORM S-8 POS

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UTi Worldwide Inc.
(Exact name of Registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
Commerce House Wickhams Cay 1 PO Box 3140 Road Town, Tortola British Virgin Islands VG1110 Tel: +1.284.852.1000	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA
(Address of Principal Executive Offices including Zip Code)

UTi WORLDWIDE INC. 2009 LONG-TERM INCENTIVE PLAN
UTi WORLDWIDE INC. 2004 NON-EMPLOYEE DIRECTORS SHARE INCENTIVE PLAN
UTi WORLDWIDE INC. 2000 STOCK OPTION PLAN, AS AMENDED
UTi WORLDWIDE INC. 2004 LONG-TERM INCENTIVE PLAN, as amended
UTi WORLDWIDE INC. 2000 EMPLOYEE SHARE PURCHASE PLAN
UTi WORLDWIDE INC. 2000 STOCK OPTION PLAN
UTi WORLDWIDE INC. NON-EMPLOYEE DIRECTORS SHARE OPTION PLAN

(Full title of the plan)

Jørgen Møller
Director
UTi Worldwide Inc.
Commerce House
Wickhams Cay 1
PO Box 3140
Road Town, Tortola
British Virgin Islands VG1110
Tel: +1.284.852.1000

With copies to:

Michal Berkner
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
London E14 5DS
United Kingdom
+44 20-7519-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the following Registration Statements on Forms S-8 (collectively, the “Registration Statements”) filed by UTi Worldwide Inc. (the “Company”) with the Securities and Exchange Commission:

1.	Registration No. 333-160665, filed on July 17, 2009, relating to the registration of Company Ordinary Shares issuable pursuant to the UTi Worldwide Inc. 2009 Long-Term Incentive Plan;
2.
Registration No. 333-118055, filed on August 9, 2004, relating to the registration of Company Ordinary Shares issuable pursuant to the UTi Worldwide Inc. 2004 Non-Employee Directors Share Incentive Plan;

3.	Registration No. 333-116896, filed on June 25, 2004, relating to the registration of Company Ordinary Shares issuable pursuant to the UTi Worldwide Inc. 2000 Stock Option Plan, As Amended;
4.	Registration No. 333-116894, filed on June 25, 2004, relating to the registration of Company Ordinary Shares issuable pursuant to the UTi Worldwide Inc. 2004 Long-Term Incentive Plan, As Amended;
5.	Registration No. 333-58832, filed on April 12, 2001, relating to the registration of Company Ordinary Shares issuable pursuant to the UTi Worldwide Inc. 2000 Employee Share Purchase Plan;
6.	Registration No. 333-58836, filed on April 12, 2001, relating to the registration of Company Ordinary Shares issuable pursuant to the UTi Worldwide Inc. 2000 Stock Option Plan; and
7.	Registration No. 333-58840, filed on April 12, 2001, relating to the registration of Company Ordinary Shares issuable pursuant to the UTi Worldwide Inc. Non-Employee Directors Share Option Plan.

Pursuant to that certain Merger Agreement, dated October 9, 2015, by and among the Company, DSV A/S (“Parent”) and Louvre Acquisitionco, Inc. (“Merger Sub”), the Company became an indirect, wholly-owned subsidiary of Parent. As a result of the transactions contemplated by the merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, UTi Worldwide Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Hedehusene, Denmark, on this 22nd day of January, 2016.

UTi Worldwide Inc.

By:	/s/ Jørgen Møller
Jørgen Møller
Director

Pursuant to the requirements of the Securities Act of 1933, these post-effective amendments to the registration statements on Form S-8 have been signed by the following persons in the capacities indicated below on this 22nd day of January, 2016.

Signature	Title

/s/ Jørgen Møller	Director
Jørgen Møller